UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2014 (January 31, 2014)

PETROTERRA CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-159517	26-3106763
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

607 28 1/4 Road, Suite 115

Grand Junction, Colorado 81506

(Address of Principal Executive Offices)

(970) 683-5415

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 4, 2014, PetroTerra Corp., a Nevada corporation (the “Company”), entered into an employment agreement (the “Employment Agreement”) with John Barton, the Company’s current Chief Executive Officer. The Employment Agreement formalizes the terms under which Mr. Barton will serve as the Company’s Chief Executive Officer. The Employment Agreement has a three year term and provides Mr. Barton with a base salary of $120,000 per annum. Mr. Barton is also eligible for an annual bonus based upon his performance each year. Additionally, on each anniversary of the Employment Agreement, beginning on the first anniversary, Mr. Barton will receive a restricted stock grant of 400,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The restricted stock grant will vest 10 months following issuance. Mr. Barton will also be entitled to typical benefits and reimbursement of expenses.

The description of the Barton Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, which is filed with the SEC as Exhibit 10.1 hereto.

Item 8.01 Other Events.

On January 31, 2014, the Company entered into a consulting agreement (the “Consulting Agreement”) with Dan Hall. Mr. Hall was engaged by the Company as an independent contractor to act in the role as Exploration Manager. In this role Mr. Hall will perform the following services for the Company: (i) prepare an “exploration plan” and a detailed timeline describing each of the steps of the exploration plan; (ii) upon the Company’s approval of the exploration plan, execute the exploration plan and report back to the Company’s Chief Executive Officer; (iii) upon the Company’s acceptance of the exploration plan, hire and manage third party contractors, as necessary, to execute the exploration plan; and (iv) perform such other services as may be identified from time to time by the Company’s Chief Executive Officer in furtherance of the Consulting Agreement. The Consulting Agreement is for a term of one year and pays Mr. Hall an aggregate of $60,000. Mr. Hall is also entitled to receive 50,000 shares of Common Stock upon signing of the Consulting Agreement, the six month anniversary of the Consulting Agreement and the one year anniversary of the Consulting Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated February 4, 2014, by and between the Company and John Barton.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2014

PETROTERRA CORP.

By:	/s/ John Barton
Name:	John Barton
Title:	Chief Executive Officer